Exhibit 99.1

AITX's RAD Implements First Hardware Price Increase in Nearly Three
Years as Market Conditions Demand Adjustment

Company Held Pricing as Long as Possible; April 30, 2026, Is the Final Deadline for
Current Rates

Detroit, Michigan - April 7, 2026 - Artificial Intelligence Technology Solutions, Inc. (OTCID: AITXD), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary Robotic Assistance Devices, Inc. (RAD), today announced a price increase of approximately 14% across its hardware solution lineup, effective May 1, 2026. The increase reflects sustained pressure from component, logistics, and compliance-related costs that the Company deliberately absorbed for nearly three years in support of its partners and customers. All orders placed by April 30, 2026, will be honored at current pricing.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC ASSISTANCE DEVICES
HARD DECISION
CLEAR DIRECTION
New Pricing Effective May 1

The adjustment brings RAD's pricing in line with the cost environment the Company has been actively managing, including sustained increases in components, logistics, and compliance. Rather than pass these pressures along, RAD chose to absorb them for nearly three years while continuing to invest in product development, manufacturing, and software capabilities. This decision supported customer adoption and long-term partner success, while positioning the Company to advance its technology roadmap from a place of strength.

RAD also announced a structural shift in its hardware offering, with SARA™ (Speaking Autonomous Responsive Agent) now included as a standard capability across all devices moving forward. What was previously an add-on is now embedded, transforming every RAD unit from a detection endpoint into an active participant in the security operation. With SARA integrated, each device is capable of AI-driven monitoring, real-time decision making, autonomous engagement, and escalation without reliance on constant human intervention. This change materially redefines what customers receive with every deployment, establishing a new baseline for performance, consistency, and operational impact across the industry.

"We're quite proud of how we've protected customer pricing as long as we have," said Steve Reinharz, CEO/CTO and founder, AITX and RAD. "For nearly three years we absorbed costs that most companies would have passed along without a second thought. We are proud of that, and we are grateful for the partners and customers who have built their security programs around our solutions. This adjustment was necessary, but what comes next is what matters. The roadmap we are executing, the technology we are deploying, and the results our clients see in the real world give us every reason to be optimistic. We are not raising prices and standing still. We are raising prices and accelerating."

The price increase applies to new orders only with all existing contract pricing grandfathered in until further notice. The Company expects the effects of this price increase could start to affect gross profit margins starting in Q3 of its current fiscal year 2027, ending November 30, 2026.

For any partner or customer with active conversations, open evaluations, or planned deployments, the window to act at current pricing closes April 30, 2026. Orders confirmed by that date will be honored in full at today's rates.

The Company invites prospective clients, channel partners, and industry participants to connect with its team before April 30, 2026 to explore current pricing opportunities and learn how RAD's solutions can support their security and operational objectives going forward.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Mobile (RAD-M), Robotic Assistance Devices Group (RAD-G) and Robotic Assistance Devices Residential (RAD-R), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion (US) security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including ongoing collaboration with Immix®, the trusted provider of central station and remote monitoring software, supporting broader adoption of AI-driven security across professional monitoring environments.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder the Company and all RAD subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver proven, practical, and scalable solutions.

AITX and its subsidiaries maintain a robust sales pipeline that includes over 35 Fortune 500 companies, with expanding opportunities across its subsidiaries. The Company expects continued growth as these opportunities convert into deployed clients generating recurring revenue streams, with significant potential for expansion within each account.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, becoming cash flow positive, ARR or RMR. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/